Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES FURTHER EXTENSION OF

EXPIRATION DATE AND AMENDMENT TO CONSENT SOLICITATION

RED BANK, NJ, September 25, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has modified the terms of its previously announced solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendments”) the indenture (the “Indenture”) governing K. Hovnanian’s 7.25% Senior Secured First Lien Notes due 2020 (the “First Lien Notes”), as set forth in a Supplement to the Consent Solicitation Statement, dated September 25, 2014 (the “Supplement”), and as discussed below. The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated September 11, 2014, as modified by the Press Release, dated September 23, 2014, initially extending the expiration date and the Supplement, and in a related Consent Form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on September 10, 2014.

As discussed in the Supplement, the terms of the Consent Solicitation with respect to the First Lien Notes have been modified to further extend the expiration date, increase the consent consideration and amend the Proposed Amendments thereunder. The expiration date for the Consent Solicitation has been extended to 5:00 p.m., New York City time, on September 29, 2014 (such time and date, as the same may be extended or earlier terminated, the “First Lien Notes Expiration Date”). Holders of First Lien Notes who validly deliver consents (and do not validly revoke such consents prior to the execution and effectiveness of a supplemental indenture effecting the Proposed Amendments to the Indenture) on or prior to the First Lien Notes Expiration Date will now be eligible to receive consent consideration equal to $5.00 per $1,000 principal amount of First Lien Notes for which consents have been validly delivered prior to the First Lien Notes Expiration Date (and not validly revoked). As modified as set forth in the Supplement, the Proposed Amendments modify the definition of “Permitted Indebtedness” in the Indenture to permit K. Hovnanian, the Company and its Restricted Subsidiaries (as defined in the Indenture) to incur additional Indebtedness in an amount not to exceed $300.0 million (and refinancings thereof), provided that the net cash proceeds of such Indebtedness initially incurred be pledged as collateral under the Indenture and not be used to invest in assets of a type not constituting collateral under the Indenture.

Holders who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent or receive the increased consent consideration upon the successful conclusion of the Consent Solicitation. Holders are referred to the Solicitation Documents for the detailed terms and conditions of the Consent Solicitation with respect to the First Lien Notes, all of which remain unchanged except as set forth in this release and the Supplement.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the Solicitation Agents in connection with the Consent Solicitation. Persons with questions regarding the Consent Solicitation should contact J.P. Morgan Securities LLC at (212) 270-1200 (collect) or (800) 245-8812 (toll-free) (Attention: Liability Management Group), Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) (Attention: Liability Management Group) or Credit Suisse Securities (USA) LLC at (212) 325-2476 (collect) or (800) 820-1653 (toll-free) (Attention: Liability

Management Group). Requests for copies of the Solicitation Documents and other related materials should be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent for the Consent Solicitation, at (212) 430-3774 (collect) or (866) 470-4200 (toll-free).

K. Hovnanian’s obligations to pay the consent consideration are set forth solely in the Solicitation Documents. This press release shall not constitute an offer to sell nor a solicitation of an offer to purchase any First Lien Notes or other securities. The Consent Solicitation is being made only by, and pursuant to the terms of, the Solicitation Documents, and the information in this news release is qualified by reference to the Solicitation Documents. No recommendation is made, or has been authorized to be made, as to whether or not Holders of First Lien Notes should consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitation. Each Holder of First Lien Notes must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of K. Hovnanian by the Solicitation Agents or one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Company, K. Hovnanian, any Solicitation Agent or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitation. Subject to applicable law, K. Hovnanian may amend, further extend or terminate the Consent Solicitation.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) changes in market conditions and seasonality of the Company’s business; (4) changes in home prices and sales activity in the markets where the Company builds homes; (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (6) fluctuations in interest rates and the availability of mortgage financing; (7) shortages in, and price fluctuations of, raw materials and labor; (8) the availability and cost of suitable land and improved lots; (9) levels of competition; (10) availability of financing to the Company; (11) utility shortages and outages or rate fluctuations; (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) the Company’s sources of liquidity; (14) changes in credit ratings; (15) availability of net operating loss carryforwards; (16) operations through joint ventures with third parties; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) successful identification and integration of acquisitions; (19) significant influence of the Company’s controlling stockholders; (20) changes in tax laws affecting the after-tax costs of owning a home; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.